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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in Registration Statement Nos. 33-60551, 333-44711, 333-50051, 333-82069 and 333-97569 of Triarc Companies,
Inc. on Form S-8 of our report dated February 18, 2003, except for Note 16 as to which the date is March 25, 2003, with respect to the consolidated financial statements of Encore Capital Group, Inc., formerly MCM Capital Group, Inc., as of and for each of the years ended December 31, 2001 and 2002, included at page 1 of Exhibit 99.1 to this Annual Report on Form 10-K.

                                          /s/ BDO SEIDMAN, LLP

Orange County, California
March 26, 2003

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